Exhibit 99.1
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                                                         FOR IMMEDIATE RELEASE
Contact:
Lilly Donohue
(212) 798-6118

         Global Signal Inc. Signs Master Lease with Sprint Corporation
             For Over 6,600 Sprint Cell Towers For $1.202 Billion
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Sarasota, Florida. February 14, 2005 - Global Signal Inc. (NYSE: GSL) today announced that it has signed a definitive agreement with Sprint Corporation ("Sprint") under which Global Signal will have the exclusive right to lease or operate more than 6,600 wireless communication towers and related assets of Sprint for a period of 32 years for $1.202 billion. Global Signal will have an option to purchase the towers and related assets upon the expiration of the master lease agreement for a price of approximately $2.3 billion.

Sprint has committed to sublease space from Global Signal for a minimum of 10 years. Sprint Nationwide PCS Network covers more than 250 million people nationwide.

The towers are located throughout the United States with a concentration in major metropolitan areas. Substantially all of the towers' revenue is derived from wireless telephony tenants. With the closing of this transaction, Global Signal will be the third largest tower company in the United States and will own, lease or manage over 10,500 wireless communications towers and other communications sites.

Global Signal expects to finance the $1.202 billion with common equity and debt financing. The closing of this transaction is expected to occur in the second quarter of 2005.

About Global Signal
Global Signal currently owns or manages approximately 4,000 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, the number of sites or towers we will own, lease or manage, how we expect to finance the transaction and the closing of the transaction, including its timing. Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "target(s)," "project(s)," "believe(s)," "seek(s)," "will," "estimate(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Global Signal can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Global Signal's expectations include, but are not limited to, our continued ability to acquire new towers at attractive prices and/or attract telephony tenants which will generate returns consistent with expectations; the possibility that the towers that we have acquired, will acquire or lease may not generate sufficient additional income to justify their acquisition or lease; possibilities that the conditions to closing of transactions will not be satisfied; our ability to obtain financing for the transactions on terms satisfactory to us; acquisitions by other tower companies and other risks detailed from time to time in Global Signal's SEC reports including its Form S-11 filed December 23, 2004. Such forward-looking statements speak only as of the date of this press release. Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.